                                                                  EXHIBIT 99.m40

                     AMENDMENT NO. 5 TO MASTER DISTRIBUTION
                    AND INDIVIDUAL SHAREHOLDER SERVICES PLAN

                                       OF

                       AMERICAN CENTURY MUTUAL FUNDS, INC.
                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
               AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
                AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.
                        AMERICAN CENTURY INVESTMENT TRUST

                                     R CLASS

     THIS AMENDMENT NO. 5 TO MASTER DISTRIBUTION AND INDIVIDUAL SHAREHOLDER
SERVICES PLAN is made as of the 30th day of March, 2006 by each of the above named corporations (the "Issuers"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Master Distribution and
Individual Shareholder Services Plan.

                                    RECITALS

     WHEREAS, the Issuers are parties to a certain Master Distribution and
Individual Shareholder Services Plan dated August 29, 2993, amended May 1, 2004,
February 24, 2005, July 29, 2005 and September 29, 2005 (the "Plan"); and

     WHEREAS, American Century Mutual Funds, Inc. has added two new series,
Small Cap Growth Fund and Mid Cap Growth Fund (the "New ACMF Funds"), for which the Fund's board has established an R Class of shares; and

     WHEREAS, American Century World Mutual Funds, Inc. has added a new series,
International Value Fund (the "New ACWMF Fund"), for which the Fund's board has established an R Class of shares; and

     WHEREAS, American Century Investment Trust has added two new series, Select
Bond Fund and High-Yield Bond Fund (the "New ACIT Funds"), for which the Fund's board has established an R Class of shares; (New ACMF Funds, New ACWMF Fund and
New ACIT Fund collectively the "New Funds"); and

     WHEREAS, the parties desire to amend the Plan to adopt the Plan on behalf of the New Funds;

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

     1. American Century Mutual Funds, Inc. American Century World Mutual Funds,
Inc. and American Century Investment Trust hereby adopt the Plan, in accordance with Rule 12b-1 under the 1940 Act and on the terms and conditions contained in the Plan.

     2. Schedule A to the Plan is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

     3. After the date hereof, all references to the Plan shall be deemed to mean the Master Distribution and Individual Shareholder Services Plan, as
amended by this Amendment No. 5.

     4. In the event of a conflict between the terms of this Amendment No. 5 and the Plan, it is the intention of the parties that the terms of this Amendment
No. 5 shall control and the Plan shall be interpreted on that basis. To the extent the provisions of the Plan have not been amended by this Amendment No. 5, the parties hereby confirm and ratify the Plan.

     5. This Amendment No. 5 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 5 as of the date first above written.

                              AMERICAN CENTURY MUTUAL FUNDS, INC.
                              AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                              AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.
                              AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
                              AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
                              AMERICAN CENTURY INVESTMENT TRUST

                              By: /s/ Charles A. Etherington
                                  ----------------------------------------------
                              Name:  Charles A. Etherington
                              Title: Vice President of each of the Issuers

                                   SCHEDULE A

                         Series Offering R Class Shares

Series                                               Date Plan Effective
------                                               -------------------

AMERICAN CENTURY MUTUAL FUNDS, INC.
>>  Growth Fund                                     August 29, 2003
>>  Ultra Fund                                      August 29, 2003
>>  Capital Growth Fund                             July 29, 2005
>>  Fundamental Equity Fund                         July 29, 2005
>>  Select Fund                                     July 29, 2005
>>  Vista Fund                                      July 29, 2005
>>  Small Cap Growth Fund                           March 30, 2006
>>  Mid Cap Growth Fund                             March 30, 2006

AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
>>  Equity Income Fund                              August 29, 2003
>>  Large Company Value Fund                        August 29, 2003
>>  Mid Cap Value Fund                              July 29, 2005
>>  Value Fund                                      July 29, 2005

AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.
>>  Income and Growth Fund                          May 1, 2004
>>  Small Company Fund                              May 1, 2004
>>  Equity Growth Fund                              July 29, 2005
>>  Long-Short Equity Fund                          September 29, 2005
>>  Disciplined Growth Fund                         September 29, 2005

AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
>>  International Growth Fund                       August 29, 2003
>>  Global Growth Fund                              July 29, 2005
>>  International Value Fund                        March 30, 2006

AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
>>  Strategic Allocation: Moderate Fund             August 29, 2003
>>  Strategic Allocation: Conservative Fund         February 24, 2005
>>  Strategic Allocation: Aggressive Fund           February 24, 2005

AMERICAN CENTURY INVESTMENT TRUST
>>  Inflation Protection Bond Fund                  February 24, 2005
>>  Diversified Bond Fund                           July 29, 2005
>>  High-Yield Fund                                 July 29, 2005
>>  Select Bond Fund                                March 30, 2006
>>  High-Yield Bond Fund                            March 30, 2006

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